UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

SUNESIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of a Change of Control Payment Plan

           On April 3, 2009, Sunesis Pharmaceuticals, Inc. (the “Company”) completed the initial closing for $10.0 million of units, consisting of Series A Preferred Stock and warrants to purchase common stock (the “Private Placement”), as previously described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 1, 2009 and April 3, 2009, respectively.

In connection with the initial closing of the Private Placement, the Company adopted a retention plan pursuant to which 10.5-12.0% of the transaction value (the “Plan Pool”) of a change of control transaction of the Company would be allocated to eligible employees (the “Plan”).   The aggregate proceeds available for distribution to eligible employees under the Plan is, as follows:

Transaction Value	Plan Pool
≤$30M	10.5%
>$30M but less than $45M	11.0%
≥$45M but less than $60M	11.5%
≥$60M	12.0%

In order for an employee to be eligible to participate in the Plan an individual must be a full-time regular U.S. employee and designated in writing by the board of directors, subject to certain limitations.  Each participant shall be allocated a percentage of the Plan Pool.  The percentage allocation of the Plan Pool for the Company’s executive officers are as follows:

Title of Executive Officer	Pro Rata Amount
Chairman of the Board of Directors	3%
Chief Executive Officer	20%
Senior Vice Presidents	12.5% each, 25% in the aggregate

The Company’s Vice Presidents and other employees of the Company also eligible to participate in the Plan.  If the number of employees at a level of Vice President or higher participating in the Plan after the initial closing of the Private Placement changes, the Plan Pool allocations shown above shall be reallocated by the compensation committee of the board of directors on a pro rata basis without increasing or decreasing the total pool amount. If there are significant decreases in the number of eligible employees below the level of Vice President, the compensation committee of the board of directors, in its sole discretion but considering the recommendation of the Company’s Chief Executive Officer, may reallocate a portion of the Plan Pool to other allocation categories (including those at or above the level of Vice President) without increasing or decreasing the total pool amount.

If a change of control occurs, a Plan participant shall receive, in exchange for a general release of claims against the Company, a payment under the Plan in the same consideration received by the Company or its stockholders in the transaction if the participant is still an eligible employee on the date that payments pursuant to the Plan are scheduled to be made, and any cash severance payments owed by the Company in the future to the participant on account of a termination by the Company without cause or a constructive termination by the Company within six months following the transaction under any severance agreement or plan shall be reduced on a dollar-for-dollar basis by any payments pursuant to the Plan.  If the participant has been terminated by the Company without cause or constructively terminated by the Company  at the time payments under the Plan are scheduled to be made, the Company shall still provide the participant with such participant’s allocated portion of the Plan Pool, but any cash severance payments otherwise payable to the participant by the Company shall be reduced on a dollar-for-dollar basis by such allocated portion of the Plan Pool, which shall be paid in cash to the extent of the cash severance payments that have been so reduced.  The application of the Plan to amounts that are paid from escrow or pursuant to earn-out or other contingencies shall be determined at a future date in the sole discretion of the board of directors, recognizing that it is the present intention of the board of directors to apply the Plan to such amounts in the same manner as it applies to amounts payable immediately upon the effective date of the change of control, subject, however, to the requirements for either compliance with or exemption from Section 409A of the Internal Revenue Code of 1986, as amended.

The Plan shall remain in effect until the earlier of conclusion of a change of control transaction and payout under the Plan or six months after the earlier of (a) the common equity closing or (b) the conversion of the Company’s Series A Preferred Stock; provided, however, that the obligation of the Company to make payments pursuant to a change of control transaction that occurs on or prior to such termination shall be unaffected by such termination. The Company reserves the right to amend or terminate the Plan at any time, subject to the consent of any adversely affected participant.

Amendments to the Amended and Restated Executive Severance Benefits Agreements

In connection with the adoption of the Plan, the Company entered into amendments to the second amended and restated executive severance benefits agreements with certain executive officers, including the following named executive officers: Daniel N. Swisher, Jr., the Company’s Chief Executive Officer and President, and  Eric H. Bjerkholt, the Company’s Senior Vice President, Corporate Development and Finance, Chief Financial Officer.  These existing second amended and restated executive severance benefits agreements were modified to eliminate additional cash severance in the event of a termination following a change of control transaction involving the Company.  In addition, in the event that either of these executives is terminated by an acquirer within six months after a change of control transaction, the cash severance payment under the executive’s second amended and restated severance benefits agreement is reduced on a dollar-for-dollar basis by the amount paid or payable to the executive pursuant to the Plan. If the executive is terminated without cause independent of a change of control transaction, the executive’s benefits remain the same under the second amended and restated executive severance benefits agreement.  Additionally, the executive shall still be eligible to receive the health benefits and the option acceleration currently provided for under the executive’s second amended and restated executive severance benefits agreement, which are filed as Exhibit 10.44 and Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities Exchange Commission on April 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: April 6, 2009	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Senior Vice President, Corporate Development and Finance and Chief Financial Officer